Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 22, 2021, with respect to the consolidated financial statements of First High-School Education Group Co., Ltd., incorporated herein by reference.

/s/ KPMG Huazhen LLP

Chengdu, China

September 16, 2021